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                         EXHIBIT 23 CONSENT OF KPMG LLP
                                    INDEPENDENT REGISTERED PUBLIC
                                    ACCOUNTING FIRM OF AMBAC
                                    ASSURANCE CORPORATION




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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Ambac Assurance Corporation:


We consent to the incorporation by reference in the registration statement (No. 333-127589) of Structured Asset Securities Corporation (the "Registrant"), in the Prospectus and Prospectus Supplement of the Registrant relating to Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2006-2N (the "Prospectus Supplement") of our report dated March 2, 2005 on the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 1, 2004 and 2003, and for each of the years in the three-year period ended
December 31, 2004, which report appears in the Annual Report on Form 10-K of Ambac Financial Group Inc., which was filed with the Securities and Exchange Commission on March 15, 2005, and the reference to our firm under the heading "Experts" in the Prospectus Supplement. Our report refers to changes, in 2003, in Ambac Assurance Corporation's methods of accounting for variable interest entities and Stock-based compensation.


/s/ KPMG LLP
New York, New York
January 30, 2006